EXHIBIT 99.1



Raymond M. DiRocco, CPA                             Commercial Point Plaza
Licensed in Florida                                 3601 W. Commercial Boulevard
Allan B. Dombrow, CPA                               Suite 39
Licensed in Florida, New Jersey, Texas              Ft. Lauderdale, FL 33309
                                                    Tel: (954) 731-8181
                                                    Fax: (954) 739-1054
                                                    E-mail: ddcpa@bellsouth.net

                             DiRocco & Dombrow, P.A.
                   Certified Pubic Accountants and Consultants



Gentlemen,

     We are unable to complete the review of the financial statements of Clements Golden Phoenix Enterprises, Inc., as of December 31, 2002 and for the quarter then ended in time for the Company's Form 10-QSB to be filed timely, as we have not received the information to allow us to complete our review.

Thank you.

Very truly yours,

/s/ DiRocco & Dombrow, PA
----------------------------
DiRocco & Dombrow, PA
Ft. Lauderdale, FL
February 14, 2003